Exhibit 1.1

Execution Version

FIFTH THIRD BANCORP

10,000,000 Depositary Shares

Each Representing a 1/250th Interest in a Share of

8.50% Non-Cumulative Perpetual Convertible Preferred Stock, Series G

Underwriting Agreement

June 18, 2008

Goldman, Sachs & Co.

  As Representative of the several Underwriters

  named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

    85 Broad Street,

    New York, New York 10004.

Ladies and Gentlemen:

Fifth Third Bancorp, an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to offer and sell to the underwriters named in Schedule I (the “Underwriters”), an aggregate of 10,000,000 depositary shares (the “Depositary Shares’” or “Firm Securities”), each representing a 1/250th interest in a share of Non-Cumulative Perpetual Convertible Preferred Stock, Series G, no par value and with a liquidation preference of $25,000 per share (the “Preferred Stock”) of the Company and, at the election of the Representative acting on behalf of the Underwriters, to issue and sell to the Underwriters up to an additional 1,500,000 Depositary Shares solely to cover over-allotments (the “Optional Securities” and, together with the Firm Securities, the “Securities”), in each case on the terms and for the purposes set forth in Section 2. The Preferred Stock will be convertible into common shares, no par value, of the Company (the “Common Shares”). The Preferred Stock will, when issued, be deposited by the Company against delivery of the Depositary Shares to be issued by Wilmington Trust Company, as depositary (the “Depositary”), under a Deposit Agreement, to be dated the date of the First Time of Delivery (as defined in Section 3) (the “Deposit Agreement”), among the Company, the Depositary and the holders from time-to-time of the Depositary Shares issued thereunder.

Capitalized terms used herein and not otherwise defined but that are defined in the Pricing Prospectus (as defined in Section 1(a)) have the meanings specified in the Pricing Prospectus.

1.         Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as follows:

(a)         An automatic shelf registration statement as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File

No. 333-141560) in respect of the Securities, the Preferred Stock and the Common Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof and any post-effective amendment thereto became effective on filing; no stop order suspending the effectiveness of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, or any part thereof, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of such registration statement has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities, the Preferred Stock or the Common Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, and including any prospectus supplement relating to the Securities, the Preferred Stock or the Common Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities, the Preferred Stock or the Common Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities, the Preferred Stock or the Common Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities, the Preferred Stock or the Common Shares is hereinafter called an “Issuer Free Writing Prospectus”).

(b)         No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(c)         For the purposes of this Agreement, the “Applicable Time” is 10:00 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(A)(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, and any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus and conducted in connection with the offering of the Securities did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) and any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus and conducted in connection with the offering of the Securities does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(d)         The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b).

(e)         The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(f)         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its material properties and conduct its business substantially in the manner in which it presently conducts its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction which requires such qualifications, except for failures to be so qualified or be in good standing that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and each subsidiary of the Company has been duly organized or incorporated and is validly existing as a bank or corporation in good standing under the laws of its jurisdiction of incorporation, except for failures to be so qualified or be in good standing that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(g)         The Company is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).

(h)         The deposit accounts of each of the bank subsidiaries of the Company are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.

(i)         The Company and each of its “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act; each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) are in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (“FDIC”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its Significant Subsidiaries, except for failures to be so in compliance that would not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(j)         The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(k)         The Certificate of Amendment (the “Amendment”) relating to the Preferred Stock, when duly filed with the Secretary of State of the State of Ohio, will be done in accordance with all requirements under the Ohio General Corporation Act necessary in order to be effective under Ohio law.

(l)         The shares of Preferred Stock represented by the Securities being delivered to the Underwriters at each Time of Delivery, when duly authorized, issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in the Company’s Second Amended Articles of Incorporation, as amended to such Time of Delivery (the “Amended Articles of Incorporation”), including the Amendment. The Common Shares issuable upon conversion of the Preferred Stock represented by the Securities have been duly authorized and reserved for issuance, and when issued in accordance with the provisions of such Preferred Stock, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in such Amended Articles of Incorporation, as amended to the date such Common Shares are issued upon conversion of such Preferred Stock, including the Amendment.

(m)         This Agreement has been duly authorized, executed and delivered by the Company.

(n)         The Deposit Agreement has been duly authorized and when executed and delivered by the Company and the Depositary, will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(o)         The Company has all power and authority (corporate and other) necessary to execute and deliver this Agreement and the Securities (including the related Preferred Stock) and to perform its obligations hereunder and thereunder; the execution, delivery and performance by the Company of this Agreement and the terms of the Preferred Stock represented by the Securities as established in the Company’s Amended Articles of Incorporation, as amended to each Time of Delivery, the issuance of the Securities and the Preferred Stock, the compliance by the Company with all of the provisions of the Securities (including the related Preferred Stock) and this Agreement, including the issuance of Common Shares upon conversion of the Preferred Stock represented by the Securities in accordance with the Amendment, and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such conflict, breach, violation or default which does not have a material adverse effect on the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Amended Articles of Incorporation or Code of Regulations of the Company or the charter or by-laws of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(p)         No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

(q)         (i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus.

(r)         The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries.

(s)         The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Series G Preferred Stock,” “Description of the Common Shares,” “Description of the Depositary Shares” and “Description of Fifth Third Capital Stock” insofar as they are descriptions of contracts, agreements or other legal documents or describe Federal statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects; the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Consequences” and “Benefit Plan Investor Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects. The Securities and the Common Shares conform in all material respects to the description thereof in the Pricing Prospectus and the Prospectus.

(t)         Neither the Company nor any subsidiary is in violation or default of (i) any provision of any of its Articles of Incorporation, Code of Regulations, By-laws or other constitutive documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (n), reasonably be expected to result in a material adverse effect on the financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(u)         The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes shown on such return or a notice of any taxing authority, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such taxes shown on such notice, assessment, fine or penalty that is currently being contested in good faith and further except for failures to so file or pay that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(v)         The Company is not subject to any order of the Federal Reserve Board which, as of the date hereof, prohibits the payment of dividends by it or any of its subsidiaries.

(w)         Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of the Company’s subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder or its obligations under the Agreement; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(x)         The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y)         (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(z)         Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(aa)         The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(bb)         Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective.

(dd)         There is and has been no material failure on the part of the Company and to the best of its knowledge any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ee)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff)         To the best knowledge of the Company, the operations of the Company and its subsidiaries are currently in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.         Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (a) the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Exhibit A to Schedule II, the number of Securities set forth opposite such Underwriter’s name in Schedule I, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price set forth in Exhibit A to Schedule II hereto that portion of the number of Optional Securities as to which such election shall have been exercised.

The Company hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the first paragraph of this Section 2 for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section (3) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.         Delivery and Payment.  Delivery of and payment for the Firm Securities shall be made at the office, on the date and at the time specified in Exhibit A to Schedule II (such time and date are herein called the “First Time of Delivery”), which date and time may be postponed by agreement between the Underwriters and the Company (such date and time of delivery of and payment for the Firm Securities being herein called the “Closing Date”). Delivery with respect to the Optional Securities, if any, shall be made on the date and at the time given by the Representative of the Underwriters’ election to purchase the Optional Securities, or at such other time and date as the Representative and the Company may agree upon in writing (such time and date, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”). The date and time of delivery of and payment for the Optional Securities is called herein the “Option Closing Date”. The Securities to be purchased by each Underwriter hereunder will be represented by one or more global certificates representing the Securities that will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. Delivery of the Securities shall be made by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC, for the respective accounts of the several Underwriters at DTC, against payment by the several Underwriters through Goldman, Sachs & Co. of the purchase price thereof to or upon the order of the Company in the manner and type of funds specified in Exhibit A to Schedule II.

The Company agrees to have the certificates representing the Securities available for checking in New York City at the Closing Location specified in Schedule III, on the business day prior to the Closing Date or the Option Closing Date, as the case may be.

4.         Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale as set forth in the Pricing Disclosure Package and the Prospectus.

5.         Agreements.  (A)  General.  The Company agrees with each of the Underwriters:

(a)         To prepare the Prospectus in a mutually agreed form and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to any Time of Delivery unless mutually agreed; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form set forth in Exhibit A to Schedule II hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering and sale of the Securities, to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; to advise you, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities or Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or suspending any such qualification, to promptly use their best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)         If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a mutually agreed form and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus except as mutually agreed.

(c)         Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities (including the Preferred Stock and the Common Shares into which it is convertible) for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities (including the Preferred Stock and the Common Shares into which it is convertible), provided that in connection therewith the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(d)         The Company will use its reasonable best efforts to furnish to the Underwriters prior to 10:00 A.M., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as they may reasonably request, provided that such request, including the delivery location for such copies of the Prospectus is provided by such Underwriters in a timely manner. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)         To make generally available to its securityholders and to the Underwriters as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) of the Company and its subsidiaries, complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(f)         During the period beginning on the date of this Agreement, and continuing to and including the date 90 days after the date hereof or such earlier time as the Representative may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares (other than (1) the offer and sale of Securities pursuant to this Agreement, the issuance of Common Shares upon conversion of the Securities in accordance with the terms hereof and the offer between the Company and the Representative, dated as of the date hereof, (2) the grant of stock options or other equity awards pursuant to the Company’s employee benefit, employee stock purchase or dividend reinvestment plans, (3) the issuance of such stock pursuant to the exercise of such options or settlement of such equity awards, or pursuant to dividend reinvestment plans, (4) the issuance of Common Shares upon conversion of the 8% cumulative Series D perpetual preferred stock, or (5) upon the consent of the Representative).

(g)         To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(h)         To use the net proceeds received from the sale of the Securities, as the case may be, in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

(i)         To pay all expenses incident to the performance of its obligations under this Agreement, and will pay or cause to be paid the following: (i) the fees, disbursements and expenses of its counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the fees charged by securities rating services for rating the Securities; (v) filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the fees and expenses of the Depositary and the reasonable fees and disbursements of counsel for the Depositary in connection with the Deposit Agreement and the Securities; (vii) all fees and expenses in connection with listing the Securities on the Nasdaq Global Select Market (the “Nasdaq”); (viii) the cost of preparing the Securities (including the related Preferred Stock); (ix) the costs and charges of any transfer agent or registrar or dividend distributing agent; and (x) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this paragraph. It is understood, however, that, except as provided in this paragraph, and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, the cost of preparing and distributing any term sheet prepared by any Underwriter, and any advertising expenses connected with any offers they may make.

(j)         If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the Underwriters notify the Company that any of the

Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities in a form reasonably satisfactory to you and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(B)         Free Writing Prospectuses.

(a)         (i)    The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405;

(ii)         Each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of the Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)         Any such free writing prospectus the use of which requires consent under clauses (i) and (ii) above and has been consented to by the Company and the Representative (including the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof) is listed on Schedule II(a).

(b)         The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)         The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

6.         Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities and Optional Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, the Applicable Time and the Closing Date or the Option Closing Date, as the case may be, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(A)(a) hereof; the final term sheet contemplated by Section 5(A)(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)        Graydon, Head & Ritchey LLP, counsel for the Company, shall have furnished to the Underwriters an opinion, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that:

(i)           The Company is validly existing as a corporation in good standing under the laws of the State of Ohio, and is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended, with power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)          This Agreement has been duly authorized, executed and delivered by the Company;

(iii)         The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv)         The Amendment relating to the Preferred Shares has been duly filed with the Secretary of State of the State of Ohio in accordance with the Ohio General Corporation Act and with all other governmental authorities where such filing is required in order to be effective under Ohio law;

(v)        The shares of Preferred Stock represented by Securities being delivered to the Underwriters at such Time of Delivery have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and non-assessable, and will have the rights set forth in the Amended Articles of Incorporation, as amended to the Time of Delivery, including the Amendment; and the Common Shares initially issuable upon conversion of the Preferred Stock have been duly authorized and reserved for issuance, when issued in accordance with the provisions of the Securities, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in such Amended Articles of Incorporation, as amended to the date such Common Shares are issued upon the conversion of the Preferred Stock, including the Amendment;

(vi)        All of the outstanding Common Shares have been duly authorized, and validly issued, and are fully paid and nonassessable;

(vii)        The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of the Series G Preferred Stock,” “Description of the Common Shares,” “Description of the Depositary Shares” and “Description of Fifth Third Capital Stock” insofar as these statements purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects. The Securities and the Common Shares conform in all material aspects to the description thereof in the Pricing Prospectus and the Prospectus;

(viii)        The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Benefit Plan Investor Considerations,” insofar as it purports to constitute a summary of matters of the U.S. Employee Retirement Income Security Act of 1974 and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters set forth therein in all material respects;

(ix)        The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act; and

(x)        The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to each Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsections (v) and (vi) of this Section 6(b), they have no reason to believe (i) that any part of the Registration Statement or any further amendment thereto made by the Company prior to each Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (iii) that, as of its date and as of each Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to each Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

In rendering such opinion or opinions, Graydon, Head & Ritchey LLP may rely (i) as to matters involving the application of laws of the State of New York upon the opinion of Sullivan & Cromwell LLP delivered pursuant to Section 6(d); and (ii) as to certain other matters, on certificates of responsible officers of the Company, public officials and others deemed by such counsel to be responsible.

(c)        The Company shall have furnished to the Underwriters an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Paul L. Reynolds, Esq., General Counsel of the Company, to the effect that:

(i)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)        Fifth Third Bank and Fifth Third Bank (Michigan) have been duly organized or incorporated and are validly existing as a bank or corporation in good standing under the laws of its respective jurisdiction of organization or incorporation; and all of the issued shares of capital stock of each such entity have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

(iii)        To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which is reasonably likely to be adversely determined against the Company or any of its subsidiaries and, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv)        The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to each Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(v)        The Company has all power and authority (corporate and other) necessary to execute and deliver this Agreement and the Securities and to perform its obligations hereunder and thereunder; the execution, delivery and performance by the Company of this Agreement and the terms of the Securities as established in the Company’s Amended Articles of Incorporation, as amended to each Time of Delivery, the issuance of the Securities, the compliance by the Company with all of the provisions of the Securities and this Agreement, including the issuance of Common Shares upon conversion of the Securities in accordance with the Amendment, and the consummation of the transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Amended Articles of Incorporation or Code of Regulations of the Company or the charter or by-laws of any of its subsidiaries, or result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and

(vi)        To the best of such counsel’s knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

In rendering such opinion or opinions, Paul L. Reynolds may rely as to matters involving the application of laws of the State of New York upon the opinion of Sullivan & Cromwell LLP delivered pursuant to Section 6(e).

(d)        Alston & Bird LLP, special tax counsel to the Company, shall have furnished to the Underwriters an opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative and its counsel, including an opinion to the effect statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Consequences,” insofar as it purports to constitute a summary of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters set forth therein in all material respects.

(e)        The Underwriters shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Underwriters may reasonably require. Sullivan & Cromwell LLP may rely (i) as to matters involving the application of laws of the State of Ohio upon the opinions of Graydon Head & Ritchey LLP and Paul L. Reynolds, Esq. delivered pursuant to Sections 6(b) and (c), respectively; and (ii) as to certain other matters on certificates of responsible officers of the Company, public officials and others deemed by such counsel to be responsible.

(f)        On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 A.M., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Time of Delivery is attached as Annex I(b) hereto).

(g)        (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(h)        The Company shall have complied with the provisions of the first sentence of Section 5(A)(d) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date of this Agreement.

(i)        On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined within the meaning of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(j)        On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (ii) a general moratorium on commercial banking activities declared by either Federal or Ohio authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(k)        The Company shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

7.        Indemnification and Contribution.

(a)        The Company will indemnify and hold harmless each Underwriter, its directors, officers, affiliates, its selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus and conducted in connection with the offering of the Securities or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b)        Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company, as appropriate, in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representative, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)        If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company on the one hand and the Underwriters on the other hand agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)        The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have.

8.        Underwriter Default.    (a)    If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at the Closing Date or the Option Closing Date. If within thirty six hours after such default by any Underwriter, you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of the Securities which such Underwriter agreed to purchase hereunder at the Closing Date or the Option Closing Date, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities to be purchased at the Closing Date or the Option Closing Date, as the case may be, the Company shall not exercise the right described in paragraph (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or with respect to the Option Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements in Section 7; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9.        Expenses on Termination.  If for any reason the Securities are not delivered by or on behalf of the Company as provided herein other than because of a termination of this Agreement pursuant to Section 8, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities but the Company shall then be under no further liability to any Underwriter except as provided in Section 5(A)(i) and Section 7. If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities, except as provided in Sections 5(A)(i) and 7 hereof.

10.        Time of the Essence.  Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

11.        Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of the controlling persons referred to in Section 7(e) hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(A)(i) and 7 hereof shall survive the termination or cancellation of this Agreement.

12.        Arm’s-Length Terms.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.        Prior Agreements.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Underwriters or any of the Underwriters, on the other hand, with respect to the subject matter hereof.

14.        Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

15.        Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16.        Waiver of Jury Trial.  The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.        Counterparts; Notices.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to the address of Goldman, Sachs & Co., as set forth in Exhibit A to Schedule II hereto; and if to the Company shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Underwriters upon request.

18.        Disclosure of Tax Treatment.  Notwithstanding any other provision of this Agreement, the Company (and each employee, officer, representative, trustee or other agent, as the case may be, of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

19.        Action by Underwriters.  Any action under this Agreement taken by the Underwriters jointly will be binding upon all the Underwriters. In all dealings under this Agreement, the Representative shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Fifth Third Bancorp

By:	/s/ DANIEL T. POSTON
Name: Daniel T. Poston
Title: Executive Vice President and Chief Financial Officer

SERIES G PREFERRED STOCK – UNDERWRITING AGREEMENT

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ GOLDMAN, SACHS
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

SERIES G PREFERRED STOCK – UNDERWRITING AGREEMENT

SCHEDULE I

Underwriters	Number of Firm Securities to be Purchased	Maximum number of Optional Securities that can be Purchased

Goldman, Sachs & Co.	5,000,000	750,000

Credit Suisse Securities (USA) LLC	2,300,000	345,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,300,000	345,000

Fifth Third Securities, Inc.	400,000	60,000

Address of Representative:

Goldman, Sachs & Co.

85 Broad Street, 20th Floor

New York, New York 10004

Attn:   Registration Department

I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses

Final term sheet, attached as Exhibit A to Schedule II, dated June 18, 2008, prepared and filed pursuant to Section 5(A)(a)(i).

Investor presentation, dated June 18, 2008.

Press release, dated June 18, 2008.

(b)	Additional Documents Incorporated by Reference:

[None.]

Exhibit A to Schedule II

FIFTH THIRD BANCORP

June 18, 2008

TERM SHEET

10,000,000 Depositary Shares

(Each representing 1/250th ownership interest in a share of the 8.50% Non-Cumulative Perpetual

Convertible Preferred Stock, Series G, $25,000 liquidation preference per share)

Issuer:	Fifth Third Bancorp (“Fifth Third”)

Securities:

Depositary Shares (“Depositary Shares”), each representing 1/250th ownership interest in a share of the 8.50% Non-Cumulative Perpetual Convertible Preferred Stock, Series G, $25,000 liquidation preference per share of Fifth Third (“Series G Preferred Stock”).

Size:	10,000,000 Depositary Shares, collectively representing 40,000 shares of Series G Preferred Stock and $1,000,000,000 in the aggregate.

Price to Public:	$100 per Depositary Share.

Option to Purchase Additional Depository Shares:	1,500,000 Depositary Shares, collectively representing 6,000 shares of Series G Preferred Stock and $150,000,000 in the aggregate.

Dividends (Non-Cumulative):	At a rate per annum equal to 8.50%.

Dividend Payment Dates:	As and when declared by the board of directors, each March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2008.

Day Count:	30/360.

Pricing Date:	June 18, 2008.

Settlement Date:	June 25, 2008.

Maturity:	Perpetual.

Redemption:	Not redeemable at Fifth Third’s option.

Ranking:

The Series G Preferred Stock will rank senior to Fifth Third’s common stock and all other equity securities designated as ranking junior to the Series G Preferred Stock, which will include all future issuances of preferred stock, other than equity securities designated as ranking on a parity with it, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Fifth Third, and junior to the 8.0% cumulative Series D convertible perpetual preferred stock and the 8.0% cumulative Series E perpetual preferred stock.

Conversion Right:

Each share of the Series G Preferred Stock may be converted at any time, at the option of the holder, to shares of Fifth Third’s common shares (“Common Shares”) at the then applicable conversion rate plus cash in lieu of fractional shares (subject to certain limitations on beneficial ownership).

Initial Conversion Rate:	2,159.8272 Common Shares per share of Series G Preferred Stock, subject to anti-dilution adjustments (equivalent to approximately 8.6393 Common Shares per Depositary Share)

Initial Conversion Price	Approximately $11.575 per Common Share.

Mandatory Conversion at Fifth Third’s Option:

On or after June 30, 2013, Fifth Third may, at its option, at any time or from time to time cause some or all of the Series G Preferred Stock to be converted into Common Shares at the then applicable conversion rate if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of Common Shares exceeds 130% of the then applicable conversion price of the Series G Preferred Stock.

Make-Whole Shares Upon Certain Acquisitions:	The table attached as Annex A sets forth the number of make-whole shares per share of Series G Preferred Stock for each Common Share price and effective date set forth in such table.

Conversion Upon Fundamental Change:

In lieu of receiving the make-whole shares, if the reference price in connection with a make-whole acquisition is less than $9.26, subject to adjustment (a “Fundamental Change”), a holder may elect to convert each share of Series G Preferred Stock during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of the Fundamental Change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $4.63, subject to adjustment (the “Base Price”). If the reference price is less than the Base Price, holders will receive a maximum of 5,399.5680 Common Shares per share of Series G Preferred Stock (equivalent to approximately 21.5983 Common Shares per Depositary Share), subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series G Preferred Stock. In lieu of issuing Common Shares upon conversion in the event of a Fundamental Change, Fifth Third may at its option, and if Fifth Third obtains any necessary regulatory approval, make a cash payment equal to the reference price for each Common Share otherwise issuable upon conversion.

Proceeds; Expenses and Use of Proceeds:

The proceeds from the offering, before expenses and underwriting commissions, are expected to be $1.0 billion in the aggregate (or $1.15 billion in the aggregate if the underwriters exercise in full their option to purchase additional Depositary Shares) and Fifth Third’s estimated total out-of-pocket expenses are $2,000,000, excluding underwriting commissions. Fifth Third intends to use the net proceeds of the offering for general corporate purposes.

Underwriting Discount:	$3.00 per Depositary Share.

Listing:	Fifth Third has applied to list the Depositary Shares on the NASDAQ Global Select Market.

CUSIP/ISIN:	316773 209 / US3167732094

Sole Structuring Coordinator:	Goldman, Sachs & Co.

Joint Bookrunners:	Goldman, Sachs & Co., Credit Suisse and Merrill Lynch & Co.

Co-Manager:	Fifth Third Securities, Inc.

II. Current Report on Form 8-K

In connection with the Current Report on Form 8-K (the “Form 8-K”) that Fifth Third filed today (June 18, 2008 at 7:21 AM) to describe its plans to strengthen its capital position in light of continued deterioration in credit trends during the second quarter of 2008, the reference to average loan growth in the section of the Form 8-K entitled “Management Discussion of Trends – Operating trends” is being modified as set forth below to make clear that the expected average loan growth of approximately 10 percent for the second quarter of 2008 reflects a comparison to the second quarter of 2007:

“Average loans are expected to grow approximately 10 percent from the second quarter of 2007, with very strong growth in commercial balances partially offset by a slight decline in consumer loans, and average core deposits are expect to grow by approximately 3 percent.”

We have been advised by the underwriters that, prior to purchasing the Depositary Shares offered pursuant to the prospectus and prospectus supplement, Goldman, Sachs & Co. purchased, on behalf of the underwriting syndicate, an aggregate of 1,500,000 Common Shares at an average price of $9.25 per share in stabilizing transactions on June 18, 2008.

This communication is intended for the sole use of the person to whom it is provided by us.

Fifth Third has filed a registration statement (including a prospectus and prospectus supplements) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Fifth Third has filed with the Securities and Exchange Commission for more complete information about Fifth Third and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Copies of the prospectus and prospectus supplements relating to the offering may be obtained from Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Prospectus Department (212-902-1171 or 866-471-2526); Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, 1-800-221-1037; or Merrill Lynch & Co., Attention: Prospectus Department, 4 World Financial Center, New York, New York, 10080.

Terms with respect to Depositary Shares, are used in this term sheet with the meanings assigned to them in the prospectus subject to completion, dated June 18, 2008, which is included in the registration statement referred to above.

Annex A

		June 25, 2008	June 30, 2009	June 30, 2010	June 30, 2011	June 30, 2012	June 30, 2013	Thereafter
Common Share Price	$9.26	539.9568	539.9568	539.9568	539.9568	535.4657	539.9568	539.9568
	$10.00	507.7434	479.3367	458.2452	442.3782	421.6382	439.6154	435.4400
	$11.50	373.3951	345.2667	322.2862	298.7240	267.3819	266.8385	261.2518
	$13.00	283.2983	258.3703	233.8376	204.7061	164.5931	130.8016	134.0156
	$15.05	209.7587	186.8266	165.4783	134.2429	90.7086	0.7189	0.9596
	$17.50	152.3791	133.5064	114.7792	86.6998	46.6655	-	-
	$20.00	118.6715	103.5533	88.6562	64.3948	32.6515	-	-
	$22.50	96.7425	84.4161	72.7387	52.2759	26.5248	-	-
	$25.00	81.2203	71.2120	62.0169	44.6319	22.8395	-	-
	$30.00	60.5934	53.8142	48.0275	34.8204	17.8425	-	-
	$40.00	37.9361	34.2680	31.8490	23.3217	11.7063	-	-
	$50.00	25.8236	23.4291	22.4928	16.5102	8.0380	-	-
	$60.00	18.4131	16.6115	16.4176	12.0103	5.6052	-	-
	$80.00	10.0753	8.7237	9.1358	6.4894	2.6035	-	-
	$100.00	5.6902	4.4637	5.0780	3.3018	0.8643	-	-
	$125.00	2.6300	1.4728	2.1313	0.9092	-	-	-

The exact Common Share price and effective dates may not be set forth on the table, in which case:

•

if the Common Share price is between two Common Share price amounts on the table or the effective date is between two dates on the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower Common Share price amounts and the two dates, as applicable, based on a 365-day year;

•	if the Common Share price is in excess of $125.00 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Series G Preferred Stock; and

•	if the Common Share price is less than $9.26 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Series G Preferred Stock.

Schedule III

Closing Location:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

III-1

ANNEX I

Pursuant to Section 6(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)        They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(ii)        In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited or examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters;

(iii)        The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and/or included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(iv)        They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(v)        On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for

I(a)-1

financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)        any unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(B)        the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (A) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C)        any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(D)        as of a specified date not more than five days prior to the date of such letter, there have been any decreases in demand deposits, interest checking deposits, long-term debt or stockholders’ equity, or in other items specified by the Representative, or any increases in long-term debt, or in other items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(E)        for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in net interest income or net income, or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii)        In addition to the examination or audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an

I(a)-2

examination or audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative or in documents incorporated by reference in the Prospectus specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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